EXHIBIT I

COLUMBIA FUNDS SERIES TRUST

As of May 1, 2015

Funds	Class B Shares	Class C Shares	Class R Shares	Class W Shares*
Columbia AMT-Free California Intermediate Muni Bond Fund	0.75%	0.75%	N/A	N/A
Columbia AMT-Free Georgia Intermediate Muni Bond Fund	0.75%	0.75%	N/A	N/A
Columbia AMT-Free Maryland Intermediate Muni Bond Fund	0.75%	0.75%	N/A	N/A
Columbia AMT-Free North Carolina Intermediate Muni Bond Fund	0.75%	0.75%	N/A	N/A
Columbia AMT-Free South Carolina Intermediate Muni Bond Fund	0.75%	0.75%	N/A	N/A
Columbia AMT-Free Virginia Intermediate Muni Bond Fund	0.75%	0.75%	N/A	N/A
Columbia Capital Allocation Moderate Aggressive Portfolio	0.75%	0.75%	0.50%	N/A
Columbia Capital Allocation Moderate Conservative Portfolio	0.75%	0.75%	0.50%	N/A
Columbia Convertible Securities Fund	0.75%	0.75%	0.50%	0.25%
Columbia International Opportunities Fund	0.75%	0.75%	0.50%	N/A
Columbia International Value Fund	0.75%	0.75%	0.50%	N/A
Columbia Large Cap Enhanced Core Fund	N/A	N/A	0.50%	N/A
Columbia Large Cap Index Fund	0.75%	N/A	N/A	N/A
Columbia LifeGoal Growth Portfolio	0.75%	0.75%	0.50%	N/A
Columbia Marsico Focused Equities Fund	0.75%	0.75%	N/A	N/A
Columbia Marsico Global Fund	N/A	0.75%	0.50%	N/A
Columbia Marsico Growth Fund	0.75%	0.75%	0.50%	0.25%
Columbia Marsico 21st Century Fund	0.75%	0.75%	0.50%	N/A
Columbia Mid Cap Value Fund	0.75%	0.75%	0.50%	0.25%
Columbia Overseas Value Fund	0.75%	0.75%	0.50%	0.25%
Columbia Select International Equity Fund	0.75%	0.75%	0.50%	0.25%
Columbia Select Large Cap Equity Fund	0.75%	0.75%	0.50%	0.25%
Columbia Short Term Bond Fund	0.75%	0.75%	0.50%	0.25%
Columbia Short Term Municipal Bond Fund	0.75%	0.75%	N/A	N/A
Columbia Small Index Fund	0.75%	N/A	N/A	N/A
Columbia Small Cap Value Fund II	0.75%	0.75%	0.50%	N/A

*	Each Fund having Class W shares shall pay a distribution fee at the annual rate of 0.25% of the average daily net assets of its Class W shares, provided that the Fund’s combined distribution fee and servicing fee shall not exceed 0.25% of the average daily net assets of its Class W shares.